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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                         ------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                   JANUARY 17, 2000                             0-18842
   ------------------------------------------------     ----------------------
   Date of Report (Date of earliest event reported)     Commission File Number



                            FIRST SEISMIC CORPORATION
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             (Exact name of registrant as specified in its charter)


               DELAWARE                                        76-0062729
    -------------------------------                      ----------------------
    (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                       Identification Number)

      2470 GRAY FALLS, SUITE 190
             HOUSTON, TEXAS                                      77077-6513
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(Address of Principal Executive Offices)                         (Zip(Code)

                                 (281) 556-5656
                                 --------------

              (Registrant's telephone number, including area code)

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Item 4     Change in Registrant's Certifying Accountant.

         On January 17, 2000, First Seismic Corporation (the "Company") dismissed Harper & Pearson Company, P.C. as its independent accountants. The Company's Audit Committee participated in and approved the decision to change independent accountants. The Company engaged Mann Frankfort Lipp and Stein, LLP as its new independent accountants as of December 31, 1999.

         The reports of Harper & Pearson Company, P.C. on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

         In connection with its audits for the two most recent years and through January 17, 2000, there have been no disagreements with Harper & Pearson Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Harper & Pearson Company, P.C. would have caused them to make reference thereto in their report on the financial statements for such years.

         The Company has requested that Harper & Pearson Company, P.C. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated February 14, 2000, is filed as
Exhibit 1 to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

99.1     Letter from Harper & Pearson Company, P.C. dated February 14, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   First Seismic Corporation

Date: February 14, 2000            By: /s/ Rogers E. Beall
                                           Rogers E. Beall
                                           Chairman and Chief Executive Officer